SUBORDINATION OF MANAGEMENT AGREEMENT

THIS SUBORDINATION OF MANAGEMENT AGREEMENT (this "**Agreement**") is made as of October 9th 2015, by **REVEN HOUSING FLORIDA 2, LLC**, a Delaware limited liability company ("**Borrower**"), having an address at 7911 Herschel Avenue, Suite 201, La Jolla, California 92037, Attention: Chad Carpenter, to **SILVERGATE BANK**, a California corporation ("**Lender**"), having an address at 4275 Executive Square, Suite 800, La Jolla, California 92037-1492, Attention: Commercial Loan Department, and is consented and agreed to by **SUNCOAST PROPERTY MANAGEMENT LLC** ("**Property Manager**"), having an address at 6005 Powers Avenue, Suite 103, Jacksonville, Florida 32217.

A. Lender has made a loan (the "**Loan**") to Borrower, in the original principal amount of Five Million Fifteen Thousand Sixty and No/100 Dollars ($5,015,060.00) as evidenced by that certain Promissory Note Secured by Mortgage dated as of even date herewith given to Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "**Note**").

B. The Loan is secured by, among other things, that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of even date herewith made by the Borrower for the benefit of the Lender (as amended, supplemented or otherwise modified from time to time, the "**Mortgage**"), which grants Lender a first priority security interest in the properties described therein (individually, the "**Property**" and, collectively, the "**Properties**"). The Note, the Mortgage, this Agreement and any of the other documents evidencing or securing the Loan are collectively referred to as the "**Loan Documents**".

C. Pursuant to that certain Exclusive Property Management Agreement dated as of September 1, 2015, between Borrower and Property Manager, a true and correct copy of which is attached hereto as Exhibit "A" (the "**Property Management Agreement**"), Borrower has employed Property Manager to rent, lease, operate and manage the Property.

D. Pursuant to the Property Management Agreement, Property Manager is entitled to certain management and leasing fees (the "**Management Fees**") for services rendered in connection with the management, operation and leasing of the Properties.

E. Lender requires as a condition to the making of the Loan that Borrower and Property Manager agree to the terms set forth in this Agreement.

AGREEMENT

For good and valuable consideration the parties hereto agree as follows:

1. **Subordination of Management Fees**. The Management Fees and all rights and privileges of Property Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the payment of the Loan and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Lender thereunder.

2. **Termination**. At such time as the Loan is paid in full, this Agreement and all of Lender's right, title and interest hereunder with respect to the Property Management Agreement shall terminate.

3. **Estoppel**. Property Manager represents and warrants that (a) the Property Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to an assignment by the Borrower as security for the Mortgage; (b) neither Property Manager nor Borrower is in default under any of the terms, covenants or provisions of the Property Management Agreement, and Property Manager knows of no event which, but for the passage of time or

the giving of notice or both, would constitute an event of default under the Property Management Agreement; (c) neither Property Manager nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Property Management Agreement; and (d) the Property Management Fees and all other sums due and payable to the Property Manager under the Property Management Agreement have been paid in full.

4. **Deposit of Funds**. Borrower and Property Manager further agree that on the last business day of each calendar month all funds, cash or other revenue collected by Borrower or Property Manager from the Properties during such calendar month less payments of property related expenses paid or to be paid within ten (10) days by Property Manager pursuant to the terms and conditions of the Property Management Agreement will be sent by wire transfer, pursuant to Lender's instructions, to a separate account in Borrower's name.

5. **Agreements Between Borrower and Lender.** As between Borrower and Lender, Borrower acknowledges and agrees that the account referred to in paragraph 4 will be noninterest bearing. Borrower further grants to Lender a security interest in all such funds and the account and acknowledges and agrees that Lender shall have all rights and remedies of a secured party in connection therewith, including all rights as set forth in the Mortgage with respect to Collateral (including the right upon the occurrence of an "Event of Default" (as defined in the Mortgage) to apply such funds to amounts outstanding under the Loan in such order and amounts as are designated by Lender). Borrower instructs Lender and Lender agrees, unless an Event of Default exists, to apply any such funds received to payment of the next payment due under the Note on such payment date and Lender shall use good faith efforts, within one (1) business day (business day being a day that Lender is open for business) after the payment date, to thereafter return any balance of such funds to Borrower by wire transfer to an account designated by Borrower.

6. **Agreement by Borrower and Property Manager**. Borrower and Property Manager hereby agree that upon the occurrence and during the continuance of an Event of Default (a) after written notice from Lender, Property Manager shall not receive, and shall not be entitled to, any payments of any Management Fees or other indebtedness or compensation owed to the undersigned by Borrower, provided, however, that if Property Manager receives such notice and is not entitled to any such payments or compensation, Property Manager may, on ten (10) days' prior written notice, cease its management of the Property, and (b) Lender, regardless of the terms of the Property Management Agreement, may terminate the Property Management Agreement at any time during such period without written prior notice and without any penalty or liability whatsoever. Borrower and Property Manager further agree that, if an Event of Default has occurred and is continuing and upon Lender's instruction, all funds, cash or other revenue collected by Borrower or Property Manager from the Properties from and including the 5th day of a calendar month through and including the fourth day of the next calendar month shall be transferred, by wire transfer, to an account designated by Lender on the fifth day of each calendar month. By way of example, all funds collected from and including October 5, 2015 through and including November 4, 2015 shall be wire transferred to an account designated by Lender on November 5, 2015. Further, after receipt of such instructions from Lender, on such date, Property Manager shall send to Lender a report for such time frame detailing which tenants have paid rent, the amounts paid and the amounts owed, and a detailed accounting of other uses of funds, together with any other reasonable information requested by Lender. After Lender applies amounts received to amounts owing to Lender (including interest, late charges and principal then due), Lender shall (unless the Property Management Agreement has been terminated) return the balance to Property Manager pursuant to its instructions to be used and applied as provided in the Property Management Agreement. As between Lender and Borrower, Lender agrees not to provide the direction provided in this paragraph unless an Event of Default exists, but Property Manager is to disregard any contrary instructions received from Borrower and adhere to any instructions of Lender. Borrower indemnifies, releases and holds Property Manager harmless from and against any and all damages, losses, costs, expenses and liabilities (including reasonable attorneys' fees and costs) asserted against Property Manager for following Lender's instructions pursuant to the preceding sentences.

7. **Inconsistencies.** To the extent of any inconsistency between the terms of this Agreement and the terms of the Property Management Agreement, the terms of this Agreement shall control. As between Borrower and Lender, the parties agree that failure to adhere to the terms and conditions of this letter shall constitute an Event of Default.

8. **Consent and Agreement by Property Manager**. Property Manager hereby acknowledges and consents to this Agreement and agrees that Property Manager will act in conformity with the provisions of this Agreement and Lender's rights hereunder or otherwise related to the Property Management Agreement. In the event that the responsibility for the property management of any of the Properties is transferred from Property Manager in accordance with the provisions hereof, Property Manager shall fully cooperate in transferring its responsibility to a new property management company and effectuate such transfer no later than thirty (30) days from the date the Property Management Agreement is terminated. Further, Property Manager shall (a) not contest or impede the exercise by Lender of any right it has under or in connection with this Agreement; (b) in the manner provided for in this Agreement, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Property Management Agreement or otherwise discontinue its management of all or some of the Properties and (c) not amend any of the provisions or terms of the Property Management Agreement without the prior written consent of Lender.

9. **Governing Law**. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida (without regard to conflicts of laws), except where federal law is applicable

10. **Notices**. Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as provided below in this Section 7. Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

To Lender:

Silvergate Bank
4275 Executive Square
Suite 800
La Jolla, California 92037-1492
Attention: Commercial Loan Department

To Borrower:

Reven Housing Florida 2, LLC
7911 Herschel Avenue
Suite 201
La Jolla, California 92037
Attention: Thad Meyer

To Property Manager:

Suncoast Property Management LLC
6005 Powers Avenue, Suite 103
Jacksonville, Florida 32217
Attention: Mark Kornutik

11. **No Oral Change**. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Lender or Property Manager, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

12. **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of Borrower, Property Manager and Lender and their respective successors and assigns forever.

13. **Inapplicable Provisions**. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

14. **Headings, etc**. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

15. **Duplicate Originals, Counterparts**. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute any counterpart of this Agreement shall not relieve the other signatories from their obligations hereunder.

16. **Number and Gender**. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

17. **Miscellaneous**.

(a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender.

(c) If more than one Person has executed this Agreement as "Borrower" or as "Property Manager," the obligations of all such persons hereunder shall be joint and several.

15. **Waiver of Jury Trial**. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PROPERTY MANAGER, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY OF THE PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

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PROPERTY MANAGER:

SUNCOAST PROPERTY MANAGEMENT LLC,

By: [signature]
Name: Chris Funk
Title: Member

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

BORROWER:

REVEN HOUSING FLORIDA 2, LLC,
a Delaware limited liability company

By: Reven Housing REIT OP, L.P.,
a Delaware limited partnership,
Its: Sole Member

By: Reven Housing GP, LLC,
a Delaware limited liability company,
Its: General Partner

By: Reven Housing REIT, Inc.
a Maryland corporation,
Its: Sole Member

By: ______________________
Name: Thad Meyer
Title: Chief Financial Officer

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<u>EXHIBIT A</u>

MANAGEMENT AGREEMENT

Exclusive Property Management Agreement

SUNCOAST Property Management LLC

This Exclusive Property Management Agreement ("Agreement") is between;
Reven Housing Florida, LLC ("Owner") and SunCoast Property Management, LLC ("SunCoast")

1. AUTHORITY TO MANAGE PROPERTY:

Owner gives SunCoast the EXCLUSIVE RIGHT TO MANAGE the real and personal property ("Property") described below beginning on the 1st day of September, 2015, ending at 11:59 p.m. the 31st day of August , 2016. This agreement will automatically renew for an additional twelve (12) month period on each yearly anniversary date. Either party may cancel this agreement on its anniversary date by giving the other written notice at least sixty (60) days prior to said anniversary date. OWNER may opt to cancel this agreement at any time by giving a thirty (30) day written notice and paying a cancellation fee equal to half (1/2) of a month's rent and all of SunCoast's unreimbursed cost and expenses including third party vendors and attorneys' fees, if any for any properties being managed by SunCoast. SunCoast may opt to cancel this agreement at any time by giving a sixty (60) day written notice to Owner. Owner certifies and represents that he/she has the legal authority to enter into this agreement.

2. DESCRIPTION OF PROPERTY:

(a) Street Address: ______________________

(b) Legal Description: ______________________

(c) Personal Property, including appliances: ______________________

____

(d) Type of Property (single family home, warehouse, etc.): ______________________

(e) Occupancy: Property ( ) is or ( ) is not currently occupied by a tenant. If occupied, the lease term expires: ______________________.

(X) See Addendum ___A_______ for addition properties

If Owner wishes to have SunCoast manage additional properties in the future, such properties may be added by e-mailing the address to SunCoast. The e-mails will be printed and added as addendums to the agreement. All properties to which SunCoast played a role in acquiring on behalf of Owner or was compensated as a broker through the acquisition of a property will be automatically included in this agreement unless notified otherwise in writing by Owner.

3. SUNCOAST OBLIGATIONS AND AUTHORITY:

SunCoast will use due diligence to manage, operate and lease the Property in accordance with this Agreement.

(a) Tenant Matters: Owner authorizes SunCoast to (check if applicable):

(x) Secure a tenant for the Property.

(x) Enter into a lease/contract to lease on Owner's behalf.

(x) Complete and sign the lead-based paint/hazards certification on Owner's behalf (for Property built before 1978).

(x) Manage tenant relations, including negotiating renewals of existing leases; collecting, holding and disbursing rents and other amounts due or to become due to Owner; handling tenant requests and negotiations; terminating tenancies and signing and serving appropriate notices on behalf of Owner; initiating and prosecuting eviction and damages actions on behalf of Owner; and procuring legal counsel when necessary to protect Owner's interests and rights in connection with the Property.

(b) Property Maintenance: Owner understands that Florida law requires licensed professionals in the construction trades to perform relevant repairs on rental properties unless the repairs can be made for

under $1,000 and are not of a life/safety concern. Additionally, Owner understands that when SunCoast acts as the Owner's agent Florida law provides the SunCoast may contract for repairs, maintenance, remodeling or improvement of the Property with a certified or registered contractor when labor and materials together do not exceed $5,000. Subject to these limitations set by law, Owner authorizes SunCoast to (check if applicable):

(x) Maintain and repair interior, exterior and landscaping of Property, including making periodic inspections; purchasing supplies; and supervising alterations, modernization and redecoration of Property. SunCoast will obtain prior approval of Owner for any item or service in excess of $ 500.00____________, except for monthly or recurring expenses and emergency repairs which, in SunCoast's opinion are necessary to prevent the Property from becoming uninhabitable or damaged, to avoid suspension of services required to be provided by law or lease, or to avoid penalties or fines to be imposed by a governmental entity.

(x) Enter into contracts on Owner's behalf for utilities, public services, maintenance, repairs and other services as SunCoast deems advisable.

(x) Hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property.

(x) Maintain accurate records of receipts, expenses and accruals to Owner in connection with managing the Property. SunCoast will render to Owner itemized monthly financial statements on or before the 15th of every month and will promptly remit to Owner the balance of rental receipts less fees due to SunCoast and Property expenses.

(c) To collect Security Deposits. Security Deposit will be held in an escrow account at Wells Fargo Bank, 225 Water St, 4th Floor, Jacksonville, FL. Security Deposits will not be comingled with any other monies or with any tenant Security Deposits held for properties other than Reven Housing Florida, LLC. .

(d) To accept or decline checks for rental and other payments due from tenants according to SUNCOAST's policies. SUNCOAST shall not be held liable for bad checks or money not collected. OWNER shall reimburse SUNCOAST for any sums disbursed on the faith of such bad checks should they be uncollectable for any reason. OWNER agrees to hold SUNCOAST harmless for any failure to secure Tenants for the OWNER, any cancellation by the Tenants and/or failure to collect any rents or monies due from the Tenants for any reason.

(e) To serve legal notices upon tenant and to prosecute in the name of the OWNER, or in the name of SUNCOAST, and at the OWNER's expense legal actions to evict tenants, recover rents and terminate tenancies, employing for these purposes a reputable attorney. Such attorney shall be deemed to be the attorney of SUNCOAST and OWNER hereby specifically agrees that SUNCOAST may use said attorney as SUNCOAST's attorney in any dispute between OWNER and SUNCOAST.

( ) Other Duties: See Addendum _________, entitled

4. OWNER OBLIGATIONS:

In consideration of the obligations of SunCoast, Owner agrees:

(a) To cooperate with SunCoast in carrying out the purpose of this Agreement.

(b) To provide complete and accurate information to SunCoast including disclosing all known facts that materially affect the value of the Property. If the Property was built in 1977 or earlier, Owner will provide SunCoast with all information Owner knows about lead-based paint and lead-based paint hazards in the Property and with all available documents pertaining to such paint and hazards, as required by federal law. Owner understands that the law requires the provision of this information to SunCoast and to

prospective tenants before the tenants become obligated to lease the Property. Owner acknowledges that SunCoast will rely on Owner's representations regarding the Property when dealing with prospective tenants.

(c) To carry, at Owner's sole expense, public liability, property damage and adequate to protect the interests of Owner and SunCoast. Said insurance will name both SunCoast and Owner as insured parties, and will specifically cover the indemnity and hold harmless provision of subparagraph 4(h). SunCoast will not be liable for any error of judgment or mistake of law or fact or for any loss caused by SunCoast's negligence, except when the loss is caused by SunCoast's willful misconduct or gross negligence. Owner will carry insurance as follows:

(i) Liability for personal injury and property damage in the amount of $ ($500,000 minimum).

(c) To inform SunCoast before conveying or leasing the Property.

(d) Upon termination of this Agreement, to assume obligations of all contracts that SunCoast entered into on Owner's behalf.

(e) To pay all amounts billed by SunCoast for authorized expenditures first out of collected rents when available or within_15_____ calendar days after written notice of the expense is sent by SunCoast.

(h) To indemnify and hold harmless SunCoast and SunCoast's officers, directors, agents and employees from all claims, demands, causes of action, costs and expenses, including reasonable attorneys' fees at all levels, and from liability to any person, to the extent based on

(i) Owner's misstatement, negligence, action, inaction or failure to perform the obligations of this contract or any lease or agreement with a vendor;

(ii) The existence of undisclosed material facts about the Property;

(iii) SunCoast's performance, at Owner's request, of any task beyond the scope of services regulated by Chapter 475, F.S., as amended, including SunCoast's referral, recommendation or retention of any vendor; or

(iv) Services or products provided and expenses incurred by any vendor. This subparagraph will survive SunCoast's performance and the transfer of title.

(i) To reasonably inspect the Property before allowing the tenant to take possession and to make the repairs necessary to transfer a reasonably safe dwelling unit to the tenant.

(j) To exercise reasonable care to repair dangerous defective conditions upon notice of their existence by the tenant, after the tenant takes possession.

(k) The Owner agrees that any and all repairs shall be paid from (1) Owner's monies held by SUNCOAST and (2) in the event no such account exists or said account has insufficient funds to cover the repair(s) SUNCOAST shall deduct the cost of repair from tenant(s) rent.

(l) The Owner agrees that in the event a repair exceeds the amount of rent, Owner shall pay SUNCOAST the full balance owed no later than fifteen 15 days upon receipt of invoice for said repair.

(m) Owner authorizes SUNCOAST to change locks (if necessary) on premises between tenancies.

(n) Owner acknowledges and agrees that any communication between Owner and SunCoast's attorney shall not be deemed to be an attorney/client communication in any action between the Owner and SunCoast. Owner further authorizes SunCoast to compromise and settle claims on the OWNER's behalf as may be necessary in SunCoast's judgment.

5. COMPENSATION:

Owner agrees to compensate SunCoast as follows:

(a) Leasing Fee: Owner shall pay an amount equal to 50% of the first full months rent paid by a newly placed tenant. SUNCOAST shall attempt to lease the premises each time a vacancy occurs. If any tenant placed by SunCoast is evicted during their initial lease term SunCoast will place a new tenant in the property without charging a Leasing Fee.

(b) Lease Renewal Fee: Owner shall pay $100.00 upon each lease renewal. Any extension of the tenant occupancy shall be deemed a renewal of the previous rental term for the purpose of renewal compensation. SUNCOAST may at SUNCOAST's discretion renew or terminate existing tenants, unless otherwise directed by OWNER in writing

(c) Management Fee: Owner shall pay SunCoast an amount equal to 8% of the total monthly rent collected.

(d) Maintenance Fee: It is understood by both parties that daily maintenance, turnover repairs after tenant move out and general alterations, modernization and redecorating of the properties under this agreement are not intended to be profit centers for SunCoast. It is also understood by both parties that there is significant administrative and management cost associated with these functions that SunCoast is NOT compensated for through any other means in this agreement. As such Owner agrees to compensate SunCoast for maintenance services by paying an amount equal to the actual cost of maintenance supervision and administrative support.

(e) Service Calls: SunCoast will attempt to use in-house labor when available and if such labor is the lowest cost alternative to handle routine maintenance at the Property. There will be a flat fee of $65.00 that will be charged to the Owner or the Tenant when applicable for each service call. Included in the flat fee is the drive time to get to the property, all transportation fees, 1 hour of labor at the property and all applicable insurance and payroll overhead costs. After the first hour, labor will be billed out at the cost of the individual employee plus applicable insurance and payroll overhead costs. In the event in-house labor is not available or not capable of handling a specific maintenance issue a 3rd party vendor will be dispatched. SunCoast is not a General Contractor and nothing in paragraph (d) or (e) is indented to imply that SunCoast is offering General Contracting services.

(f) Annual Property Condition Review: Owner shall pay $65.00 for an annual property condition review, report, which includes photographs of the property, a written review by the property SUNCOAST and recommendations to preserve value. ( ) Yes, I would like an Annual Property Condition Review, (X) No, I do not want an Annual Property Condition Review. (Please Initial)

(g) HUD Preparation and Inspection Fee: Owner shall pay $65.00 for each Section 8 move-in inspection and annual inspection.

(

Exclusive Property Management Agreement

SUNCOAST Property Management LLC

(h) Late Fees: Late fees will be charged to tenants when applicable, 50% of such fees shall be paid to SunCoast upon collection. Owner grants SunCoast authority to waive such fees when SunCoast feels it is in the Owners best interest to do so.

(i) Pet Fees: Pet fees will be collected by SunCoast on all homes where pets will be living. SunCoast will keep 8% of the pet fee that is non-refundable to tenant.

(j) Other: See Addendum __________, Attachment to Property Management Agreement.

6. DISPUTE RESOLUTION:

This Agreement will be construed under Florida law. All disputes between SunCoast and Owner based on this Agreement or its breach will be mediated under the rules of the American Arbitration Association or other mediator agreed upon by the parties. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial mediator who facilitates the resolution of the dispute but who is not empowered to impose a settlement on the parties. The parties will equally divide the mediation fee, if any. In any litigation based on this Agreement, the venue will be Duval County, FL and the prevailing party will be entitled to recover reasonable attorneys' fees and costs.

7. ATTORNEYS' FEES:

In any action between Owner and a tenant in which SunCoast is made a party because of acting as an escrow agent under this Agreement, or if SunCoast interpleads escrowed funds, SunCoast will recover reasonable attorneys' fees and costs, to be paid out of the escrowed funds and charged and awarded as court costs in favor of the prevailing party.

8. MISCELLANEOUS.

This Agreement is binding on SunCoast's and Owner's heirs, personal representatives, administrators, successors and assigns. Signatures, initials, documents referenced in this Agreement, counterparts and modifications communicated electronically or on paper will be acceptable for all purposes and will be binding.

9. ADDITIONAL CLAUSES:

____

____

____

____

____

SunCoast advises Owner to consult an appropriate professional for related legal, tax, property condition, environmental, foreign reporting requirements and other specialized advice.

Owner: Reven Housing Florida, LLC Tax ID/SSN: 84-1306078

Reven Housing Florida 2, LLC 47-3175146

Signature: DocuSigned by: Thad L. Meyer 7B3BD7130BE24C3... Date: 9/3/2015

Home Telephone: __________ Work Telephone: 858-459-4000 Fax: 858-712-9024

Address: PO Box 1459, La Jolla, CA 92038

E-mail: tlm@revenhousingreit.com

Exclusive Property Management Agreement

SUNCOAST Property Management, LLC

Authorized Licensee of SunCoast: ____Peggy Funk / Suncoast Property Management____________

Signature: Peggy Funk ______________________________ Date: ____________

Telephone: 904-517-5938 Fax: 904-265-0399
Address: 5711 Richard St, Jacksonville, FL 32216
Email: pfunk@suncoastpropertymanage.com

Copy returned to Owner on the __________day of ____________, 20_____ by:

( ) personal delivery
( ) mail
( ) facsimile

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

BORROWER:

REVEN HOUSING FLORIDA 2, LLC,
a Delaware limited liability company

By: Reven Housing REIT OP, L.P.,
a Delaware limited partnership,
Its: Sole Member

By: Reven Housing GP, LLC.
a Delaware limited liability company,
Its: General Partner

By: Reven Housing REIT, Inc.
a Maryland corporation,
Its: Sole Member

By: ______________________
Name: Thad Meyer
Title: Chief Financial Officer

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